Exhibit 99

       NEWS RELEASE

CONTACT:    Thor Erickson – Investor Relations
        +1 (678) 260-3110
        Fred Roselli – Media Relations
        +1 (678) 260-3421

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES, INC.
REPORTS THIRD-QUARTER 2010 RESULTS

•	CCE achieves strong, balanced third-quarter results and fulfills objective to deliver solid results in key markets while finalizing transaction with The Coca-Cola Company

•
CCE Europe had revenue growth of 4½ percent and operating income growth of 7½ percent both on a currency neutral and comparable basis, driven by 5 percent volume and 1 percent pricing growth, and excluding acquisitions

•	Third-quarter earnings per common share were 61 cents, or 58 cents per diluted common share excluding the impact of restructuring costs and including other pro forma adjustments

ATLANTA, October 28, 2010 – Coca-Cola Enterprises (NYSE: CCE) today reported third-quarter 2010 net income of $208 million.  On a pro forma basis including results from Norway and Sweden, third-quarter 2010 earnings per diluted common share were 58 cents.  Items affecting comparability are detailed on page 10 of this release.

    These third-quarter results are the first for the new Coca-Cola Enterprises, Inc., which, following the recent close of the transaction with The Coca-Cola Company, is a newly registered public company consisting of legacy CCE’s European bottling operations, as well as the bottling operations in Norway and Sweden acquired from The Coca-Cola Company.

    In the quarter, total revenue increased 4½ percent and comparable operating income increased 7½ percent, both on a currency neutral basis. These results represent performance in CCE’s European territories, excluding Norway and Sweden. Third-quarter combined results of Norway and Sweden were in line with expectations.

    “These positive results represent an outstanding first step for our company as we work to capitalize on the excellent growth opportunities that lie ahead in Europe,” said John F. Brock, chairman and chief executive officer.  “To achieve continued success, especially in a time of soft macroeconomic conditions, we must reach even higher levels of service and marketplace execution for our customers.

    “We will accomplish this by continuing to work closely with The Coca-Cola Company and focusing on our three key strategic priorities – our brands, our customers, and our people – as we strive to achieve our vision of being thebest beverage sales and customer service company,” Mr. Brock said. “This will enable us to build increasing value for our customers, our shareowners, and each stakeholder in our company.”

European Review (excludes norway and sweden)

Third-quarter volume growth of 5 percent reflected solid growth across each territory. Net pricing per case increased 1 percent, while cost of goods sold per case was flat. Sparkling brands grew 3½ percent, with solid growth in both Coca-Cola trademark brands and soft drink flavors, including energy. Still beverages increased more than 14 percent through the expanded distribution of Capri Sun and the addition of Ocean Spray.

    Volume in Great Britain increased by 3½ percent through solid growth in sparkling flavor brands, including Fanta and Dr Pepper, and strong performance in energy drinks, driven by Monster.  On the continent, overall volume growth of 6 percent reflects increases in both sparkling and stills, led by Coca-Cola trademark brands.  Coca-Cola Zero grew more than 20 percent, while stills increased more than 20 percent through brand expansion and increased distribution.
“Our ongoing balance of volume and pricing growth in Europe, and the success of our initiatives to expand our still portfolio, demonstrate the ability of our people to deliver strong day-to-day marketplace execution,” Mr. Brock said. “Our future success relies on continually enhancing our capabilities as we meet the needs of our customers and consumers in new ways. We are dedicated to achieving the highest levels of service and marketplace excellence.”

North American Results (former cce)

    While not included in reported results, North America achieved solid growth in the third quarter, the last under the ownership of CCE. Revenue increased 2 percent with volume growth of 2½ percent including growth in both sparkling beverages and Powerade. Net pricing per case increased 1 percent while cost of goods sold per case decreased 1 percent. These results, combined with a continued focus on expense control, drove operating income growth of more than 20 percent.

    “As we worked to close the transaction with The Coca-Cola Company, delivering strong performance was an unwavering goal,” Mr. Brock said. “These results are outstanding, and demonstrate the skill and dedication of the North American team. We are proud of the role CCE has played in positioning North America for future success.”

    As previously indicated, today’s reported results for Coca-Cola Enterprises, Inc. do not include results from North American territories that were owned by CCE.

Full-Year 2010 Outlook (pro forma)

Management expects full-year comparable 2010 earnings per diluted common share in a range of $1.74 to $1.78 for new CCE on a pro forma basis.  Pro forma revenue is expected to be approximately $7.4 billion with operating income just over $900 million.

    This outlook includes an expected negative currency impact of approximately 9 cents per share based on year-to-date currency translation impact at actual rates and expected fourth quarter currency translation at recent rates.  This also includes expectations for recurring items, capital structure, tax rate, and results for Norway and Sweden.  This outlook excludes nonrecurring items and all North American results.

    On a comparable and currency neutral basis, the company continues to expect legacy Europe to achieve mid single-digit revenue growth and high single-digit to low double-digit operating income growth.  The company also expects the combined results of Norway and Sweden to perform in-line with previous expectations.

Long-Term Growth Objectives

Reflecting confidence in the growth opportunities ahead and its strategy to create returns for shareowners, CCE has established long-term objectives for revenue growth of 4 to 6 percent, operating income growth of 6 to 8 percent, and high single-digit growth in earnings per share. For 2011, earnings per share will likely exceed long-term objectives as a result of share repurchase activity.  CCE expects to repurchase approximately $1 billion of its shares within the next 18 months.  This program is expected to begin during the fourth quarter of 2010 and may be adjusted depending on economic, operating, or other factors.

Conference Call

CCE will host a conference call with investors and analysts today at 10 a.m. ET.  The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises, Inc. is the leading Western European marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment and the world’s third-largest independent Coca-Cola bottler.  CCE is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, the Netherlands, Norway, and Sweden.  For more information about our company, please visit our website at www.cokecce.com.

# # #
Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission (“SEC”), including our Form S-4 registration statement filed in connection with the transaction with The Coca-Cola Company.

COCA-COLA ENTERPRISES, INC.
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	Third Quarter
	2010	2009	Change
Net Operating Revenues	$1,681	$1,743	(3.5)%
Cost of Sales	1,031	1,069	(3.5)%
Gross Profit	650	674	(3.5)%
Selling, Delivery, and Administrative Expenses	406	401	1.0%
Operating Income	244	273
Interest Expense, Net	19	20
Other Nonoperating Expense, Net	(1)	(2)
Income Before Income Taxes	224	251
Income Tax Expense	16	51
Net Income	$208	$200
Basic Earnings Per Common Share	$0.61	$0.59
Basic Common Shares Outstanding (a)	339	339

(a) Amounts represent the number of legacy CCE shares converted into shares of new CCE immediately following the close of the transaction with The Coca-Cola Company.

COCA-COLA ENTERPRISES, INC.
CONDENSED COMBINED STATEMENTS OF OPERATIONS
(Unaudited; In Millions, Except Per Share Data)

	First Nine Months
	2010	2009	Change
Net Operating Revenues	$4,920	$4,912	0.0%
Cost of Sales	3,073	3,095	(0.5)%
Gross Profit	1,847	1,817	1.5%
Selling, Delivery, and Administrative Expenses	1,171	1,150	2.0%
Operating Income	676	667
Interest Expense, Net	49	66
Other Nonoperating (Expense) Income, Net	(5)	1
Income Before Income Taxes	622	602
Income Tax Expense	95	117
Net Income	$527	$485
Basic Earnings Per Common Share	$1.55	$1.43
Basic Common Shares Outstanding (a)	339	339

(a) Amounts represent the number of legacy CCE shares converted into shares of new CCE immediately following the close of the transaction with The Coca-Cola Company.

COCA-COLA ENTERPRISES, INC.
CONDENSED COMBINED BALANCE SHEETS
(Unaudited; In Millions)

	October 1,	December 31,
	2010	2009
ASSETS
Current:
Cash and cash equivalents	$476	$404
Trade accounts receivable, net	1,254	1,309
Amounts receivable from The Coca-Cola Company	946	78
Amounts due from Coca-Cola Enterprises Inc.	-	153
Inventories	352	288
Prepaid expenses and other current assets	117	124
Total Current Assets	3,145	2,356
Amounts due from Coca-Cola Enterprises Inc.	-	193
Property, plant, and equipment, net	1,834	1,883
Franchise license intangible assets, net	3,394	3,487
Other noncurrent assets, net	84	53
Total Assets	$8,457	$7,972
LIABILITIES AND EQUITY
Current:
Accounts payable and accrued expenses	$1,416	$1,442
Amounts payable to The Coca-Cola Company	80	130
Current portion of debt	658	620
Total Current Liabilities	2,154	2,192
Amounts due to Coca-Cola Enterprises Inc.	-	1,015
Third-party debt, less current portion	1,731	235
Other long-term obligations	159	179
Noncurrent deferred income tax liabilities	1,136	1,172
Total Liabilities	5,180	4,793
Coca-Cola Enterprises Inc. net investment	3,559	3,367
Accumulated other comprehensive loss	(282)	(188)
Total Equity	3,277	3,179
Total Liabilities and Equity	$8,457	$7,972

COCA-COLA ENTERPRISES, INC.
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
(Unaudited; In Millions)

	First Nine Months
	2010	2009
Cash Flows From Operating Activities
Net income	$527	$485
Adjustments to reconcile net income to net cash derived from operating activities:
Depreciation and amortization	186	200
Deferred income tax expense	(1)	15
Pension expense less than contributions	(35)	(8)
Net changes in assets and liabilities	(57)	38
Net cash derived from operating activities	620	730
Cash Flows From Investing Activities
Capital asset investments	(185)	(177)
Capital asset disposals	-	2
Funding of the acquisition of the bottling operations in Norway and Sweden	(871)	-
Net change in amounts due from Coca-Cola Enterprises Inc.	351	24
Net cash used in investing activities	(705)	(151)
Cash Flows From Financing Activities
Change in commercial paper, net	84	(129)
Issuances of third-party debt	1,471	172
Payments on third-party debt	(38)	(124)
Net change in amounts due to Coca-Cola Enterprises Inc.	(1,048)	(27)
Contributions to Coca-Cola Enterprises Inc., net	(291)	-
Net cash derived from (used in) financing activities	178	(108)
Net effect of exchange rate changes on cash and cash equivalents	(21)	13
Net Change In Cash and Cash Equivalents	72	484
Cash and Cash Equivalents at Beginning of Period	404	174
Cash and Cash Equivalents at End of Period	$476	$658

COCA-COLA ENTERPRISES, INC. (CCE)
SUMMARY PRO FORMA INCOME STATEMENT DATA (a)
(Unaudited; In Millions, Except Per Share Data which is calculated prior to rounding)

	Third Quarter 2010
	CCE (b)	Europe Operating Segment						Pro Forma Corporate (g)	CCE Summary Pro Forma
		SAB 55 Allocation (c)	Net Mark-to- Market Commodity Hedges (d)	Restructuring Charges (e)	Subtotal	Norway and Sweden (f)	Pro Forma Europe Operating Segment Total
Net Operating Revenues	$1,681	$-	$-	$-	$1,681	$349	$2,030	$-	$2,030
Cost of Sales	1,031	-	(1)	-	1,030	241	1,271	-	1,271
Gross Profit	650	-	1	-	651	108	759	-	759
Selling, Delivery, and Administrative Expenses	406	(72)	1	(2)	333	81	414	46	460
Operating Income	$244	$72	$-	$2	$318	$27	$345	$(46)	$299
Interest Expense, Net (h)	19								18
Other Nonoperating Expense, Net	(1)								-
Income Before Income Taxes	224								281
Income Tax Expense (i)	16								79
Net Income	$208								$202
Basic Earnings Per Common Share	$0.61								$0.60
Diluted Earnings Per Common Share	n/a								$0.58
Basic Common Shares Outstanding (j)	339								339
Diluted Common Shares Outstanding (k)	n/a								347

	First Nine Months 2010
	CCE (b)	Europe Operating Segment						Pro Forma Corporate (g)	CCE Summary Pro Forma
		SAB 55 Allocation (c)	Net Mark-to-Market Commodity Hedges (d)	Restructuring Charges (e)	Subtotal	Norway and Sweden (f)	Pro Forma Europe Operating Segment Total
Net Operating Revenues	$4,920	$-	$-	$-	$4,920	$741	$5,661	$-	$5,661
Cost of Sales	3,073	-	(7)	-	3,066	466	3,532	-	3,532
Gross Profit	1,847	-	7	-	1,854	275	2,129	-	2,129
Selling, Delivery, and Administrative Expenses	1,171	(160)	-	(4)	1,007	219	1,226	139	1,365
Operating Income	$676	$160	$7	$4	$847	$56	$903	$(139)	$764
Interest Expense, Net (h)	49								54
Other Nonoperating Expense, Net	(5)								-
Income Before Income Taxes	622								710
Income Tax Expense (i)	95								199
Net Income	$527								$511
Basic Earnings Per Common Share	$1.55								$1.51
Diluted Earnings Per Common Share	n/a								$1.47
Basic Common Shares Outstanding (j)	339								339
Diluted Common Shares Outstanding (k)	n/a								347

(a) The pro forma results are for informational purposes only and do not purport to present CCE's actual results had the transaction with The Coca-Cola Company actually occurred on the dates specified or to project actual results for any future period. All pro forma information is based on assumptions believed to be reasonable and should be read in conjunction with the historical financial information contained in CCE's registration statement on Form S-4 declared effective on August 25, 2010

(b) As reflected in the income statements provided in this release

(c) Adjustments to exclude the SEC Staff Accounting Bulletin (SAB) 55 allocation of corporate expenses of legacy CCE as it existed prior to the transaction with The Coca-Cola Company

(d) Amounts represent the net out of period mark-to-market impact of non-designated commodity hedges

(e) Based on non-recurring items for the Europe operating segment

(f) Reflects historical financial information of Norway and Sweden as adjusted for a preliminary estimate of purchase accounting adjustments

(g) Assumes full-year expenses of $185 million incurred evenly over four quarters

(h) "CCE Summary Pro Forma" amount assumes $2.4 billion in gross debt with a weighted average cost of debt of 3%

(i) "CCE Summary Pro Forma" amount assumes an effective tax rate of 28%

(j) Amount represents the number of legacy CCE shares converted into shares of new CCE

(k) Amount includes the estimated impact of new CCE dilutive securities

Coca-Cola Enterprises, Inc.
RECONCILIATION OF NON-GAAP MEASURES

	Third Quarter 2010 Change Versus Third Quarter 2009	First Nine-Months 2010 Change Versus First Nine-Months 2009
Net Revenues Per Case
Change in Net Revenues per Case	(8.0)%	(3.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	1.5%	1.5%
Bottle and Can Net Pricing Per Case(a)	(6.5)%	(2.0)%
Impact of Currency Exchange Rate Changes	7.5%	3.5%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	1.0%	1.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	(8.5)%	(4.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	1.0%	1.0%
Bottle and Can Cost of Sales Per Case(c)	(7.5)%	(3.5)%
Impact of Currency Exchange Rate Changes	7.5%	3.5%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	0.0%	0.0%

Physical Case Bottle and Can Volume
Change in Volume	5.0%	3.5%
Impact of Selling Day Shift	n/a	0.5%
Comparable Bottle and Can Volume(d)	5.0%	4.0%

	First Nine Months
Reconciliation of Free Cash Flow (e)	2010	2009
Net Cash From Operating Activities	$620	$730
Less: Capital Asset Investments	(185)	(177)
Add: Capital Asset Disposals	-	2
Free Cash Flow	$435	$555

	October 1,	December 31,
Reconciliation of Net Debt (f)	2010	2009
Current Portion of Debt	$658	$620
Debt, Less Current Portion	1,731	1,250
Less: Cash and Cash Equivalents	(476)	(404)
Net Debt	$1,913	$1,466

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace. The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment. Our bottle and can sales accounted for approximately 95 percent of our net revenue during the first nine months of 2010.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

.
(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits, trends for bottle and can products. The measure excludes the impact of fountain ingredient costs as well as marketing credits, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(d)
"Comparable Bottle and Can Volume" excludes the impact of changes in the number of selling days between periods. The measure is used to analyze the performance of our business on a constant period basis. There were the same number of selling days in the third quarter of 2010 versus the third quarter of 2009. There was one less selling day in the first nine months of 2010 versus the first nine months of 2009.